Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Colt Defense LLC and Colt Finance Corp. (collectively, the “Company”) on Form 10-K/A for the period ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 7, 2015

/s/ Scott B. Flaherty
Scott B. Flaherty
Senior Vice President and Chief Financial Officer

/s/ Dennis R. Veilleux
Dennis R. Veilleux
President and Chief Executive Officer